                                                                       Exhibit 5

                                    OGILVY
                                    RENAULT
                                    S.E.N.C.

                            BARRISTERS & SOLICITORS

                                    MONTREAL
                                 OGILVY RENAULT
                     1981 McGILL COLLEGE AVENUE, SUITE 1100
                        MONTREAL, QUEBEC, CANADA H3A 3C1
                           TELEPHONE: (514) 847-4747
                              FAX: (514) 286-5474
                             www.ogilvyrenault.com

DIRECT DIAL:  (514) 847-4747

                                                          Montreal, May 7, 1999


Gildan Activewear
725 Montee de Liesse
Ville Saint Laurent, Quebec
H4T 1P5

       RE:  GILDAN ACTIVEWEAR INC. (THE "COMPANY")
       -------------------------------------------

Dear Sirs:


     We have acted as Canadian counsel to the Company in connection with the registration under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") of Class A Subordinate Voting Shares of the Company's share capital by the Company. All capitalized terms used but not otherwise defined herein have the same meaning ascribed thereto in the Registration Statement on Form F-1 which will be filed by the Company on or about May 7, 1999 (the "REGISTRATION STATEMENT"). In this regard, we have reviewed and assisted in the preparation of the Registration Statement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     We are of the opinion that the Shares to be offered and sold by the Company (including Shares, if any, registered on a registration statement relating to the offering filed by the Company pursuant to Rule 462(b) under the Securities
Act) as set forth in the Registration Statement, have been legally authorized and, when sold pursuant to the terms described in the Registration Statement and in conformity with applicable state and Canadian securities laws, will be legally issued as fully paid and non-assessable.

     We consent to the use of our name in the Registration Statement under the captions "Because We Are a Canadian Company, You May Not Be Able to Enforce Civil Liabilities Under The U.S. Federal Securities Laws Against Us", "Taxation", and "Legal Matters". We also consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In addition, we hereby consent to the incorporation by reference of this opinion and consent in a registration statement, if any, relating to the offering filed by the Company pursuant to Rule 462(b) under the Securities Act.


                                   Yours truly,

                                   /s/ Ogilvy Renault